    As filed with the Securities and Exchange Commission on August 27, 2002

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                            HUB INTERNATIONAL LIMITED
             (Exact name of registrant as specified in its charter)

      ONTARIO, CANADA                                            34-4412416
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            55 EAST JACKSON BOULEVARD
                             CHICAGO, ILLINOIS 60604
          (Address of Principal Executive Offices, including zip code)

                            HUB INTERNATIONAL LIMITED
                              EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              ---------------------

                               W. KIRK JAMES, ESQ.
                          VICE PRESIDENT, SECRETARY AND
                                 GENERAL COUNSEL
                            HUB INTERNATIONAL LIMITED
                            55 EAST JACKSON BOULEVARD
                             CHICAGO, ILLINOIS 60604
                                 (877) 402-6601
           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                        Proposed maximum     Proposed maximum
Title of securities    Amount to be      offering price          aggregate           Amount of
  to be registered    Registered (1)       per share          offering price     registration fee
-------------------   --------------    ----------------    ------------------   ----------------
                         1,270,042         $15.67(2)        $19,901,558.14(2)        $1,830.94
   Common Shares          829,958          $15.18(3)        $12,598,762.44(3)        $1,159.07
                                                                                     ---------
                                                                                     $2,990.03

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Common Shares which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) Pursuant to Rule 457(h) under the Securities Act, the offering price is based on the per share exercise price of 1,270,042 options outstanding under the Hub International Equity Incentive Plan based on the closing price of the Registrant's Common Shares on the Toronto Stock Exchange on June 17, 2002.

(3) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the offering price is based on $15.18 per share for 829,958 shares based on the average of the high and low prices of the Registrant's Common Shares on the New York Stock Exchange consolidated reporting system on August 16, 2002, and is estimated solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement by reference:

                  (a) the Registrant's Registration Statement on Form S-1 (No. 333-84734), as filed with the Commission on March 22, 2002, pursuant to
         Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with amendments filed on May 3, 2002, June 13, 2002 and June 17, 2002;

                  (b) the Registrant's Registration Statement on Form 8-A (No. 001-31310), as filed with the Commission on April 30, 2002, pursuant to
         Section 12(b) of the Exchange Act;

                  (c) the description of the Registrant's Common Shares set forth under the heading "Description of share capital" contained in the Prospectus filed as part of the Registrant's Registration Statement on Form S-1 (No. 333-84734), with amendments filed on May 3, 2002, June 13, 2002, and June 17, 2002; and

                  (d) the Registrant's current report on Form 8-K (No. 001-31310), as filed with the Commission on July 2, 2002, pursuant to
         Section 13 of the Exchange Act.

                  (e) the Registrant's periodic report on Form 10-Q (No. 001-31310), as filed with the Commission on August 14, 2002, pursuant to Section 13 of the Exchange Act.

                  (f) the Registrant's current report on Form 8-K (No. 001-31310), as filed with the Commission on August 14, 2002, pursuant to Section 13 of the Exchange Act.

         All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Business Corporations Act (Ontario), the Corporation may indemnify a present or former director or officer or a person who acts or acted at the Corporation's request as a director or officer of another corporation of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation of such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Corporation or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Corporation as a matter of right if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set forth above.

         The by-laws of the Corporation provide that the Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the Business Corporations Act (Ontario).

         The by-laws of the Corporation further provide that the Corporation may, to the extent permitted by the Business Corporations Act (Ontario), purchase and maintain insurance for the benefit of any director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor.

         A policy of directors' and officers' liability insurance is maintained by the Corporation which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Corporation in their capacity as directors and officers and also reimburses the Corporation for payments made pursuant to the indemnity provided by the Corporation pursuant to the Business Corporations Act (Ontario) and the by-laws of the Corporation.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See attached Exhibit list.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                           (2) That, for the purpose of determining any
                  liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on August 27, 2002.

                                HUB INTERNATIONAL LIMITED


                                By:   /s/ Martin P. Hughes
                                     -------------------------------------------
                                     Name:  Martin P. Hughes
                                     Title: Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Martin
P. Hughes and Richard A. Gulliver his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                        Title                   Date
            ---------                        -----                   ----

      /s/  Martin P. Hughes            Director and Principal    August 27, 2002
------------------------------------   Executive Officer
        Martin P. Hughes

      /s/  Dennis J. Pauls             Principal Financial and   August 27, 2002
------------------------------------   Accounting Officer
         Dennis J. Pauls

      /s/  Richard A. Gulliver         Director                  August 27, 2002
------------------------------------
       Richard A. Gulliver

      /s/  R. Craig Barton             Director                  August 27, 2002
------------------------------------
         R. Craig Barton

      /s/  Anthony F. Griffiths        Director                  August 27, 2002
------------------------------------
      Anthony F. Griffiths

                                       Director
------------------------------------
        Bruce D. Guthart

          /s/  Jean Martin             Director                  August 27, 2002
------------------------------------
           Jean Martin

      /s/  Paul Murray                 Director                  August 27, 2002
------------------------------------
           Paul Murray

      /s/  Bradley P. Martin           Director                  August 27, 2002
------------------------------------
        Bradley P. Martin

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this registration statement below on August 27, 2002.

                                        HUB U.S. HOLDINGS, INC.


                                        By:  /s/ W. Kirk James
                                           -------------------------------------
                                             Name: W. Kirk James
                                             Title: Secretary

                                  EXHIBIT INDEX

Number   Title of Exhibit                                                   Page
------   ----------------                                                   ----
 4.1     Articles of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (No.
         333-84734), filed with the Commission on March 22, 2002).

 4.2     By-Laws (incorporated herein by reference to the Registrant's
         Registration Statement Form S-1 (No. 333-84734), filed with the Commission on March 22, 2002).

 4.3 Hub International Limited Equity Incentive Plan (incorporated herein by reference to Amendment No. 2 to the Registrants
         Registration Statement on Form S-1, filed with the Commission on June 13, 2002).

*5.1     Opinion of Torys LLP as to the legality of the Common Shares.

*23.1    Consent of PricewaterhouseCoopers LLP.

*23.2    Consent of PricewaterhouseCoopers LLP.

*23.3    Consent of Torys LLP (included in its opinion in Exhibit 5.1)

*24.1    Power of Attorney (included on the signature page of this Registration
         Statement).




------------------
*  Filed herewith.